UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9191 Towne Centre Drive, Suite 400, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, the Board of Directors (the “Board”) of Neothetics, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, approved (a) the 2015 base salaries , (b) 2015 target cash bonus program and amounts, expressed as a percentage of 2015 base salaries, and (c) grants of options to purchase shares of common stock (the “Options”) under the Company’s 2014 Equity Incentive Plan for the Company’s principal executive officer, principal financial officer and other named executive officers as defined under applicable securities laws (together the “Executive Officers”). The Company’s goals for 2015 were approved by the Board and include both research and development and business goals.

The Options vest and become exercisable in forty-eight (48) equal monthly installments beginning from the grant date on February 10, 2015 and have an exercise price of $6.79 per share.

The 2015 base salaries, 2015 target cash bonus amounts and the Options granted for each of our Executive Officers are set forth below:

Recipients	Title	2015 Base Salary	Bonus Target (%)	Options
George W. Mahaffey	Chairman, President and Chief Executive Officer	$415,000	40.0	N/A
Kenneth W. Locke, Ph.D.	Chief Scientific Officer	$327,257	30.0	16,288
Susan A. Knudson	Chief Financial Officer	$275,010	30.0	45,607
Christopher Kemmerer, Ph.D.	Vice President, Pharmaceutical Development and Manufacturing	$251,160	30.0	42,350
Lincoln Krochmal, M.D.	Chief Medical Officer	$324,450	30.0	16,288

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: February 17, 2015	By:	/s/ George W. Mahaffey
George W. Mahaffey
President and Chief Executive Officer